CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES INC. REPORTS RESULTS
FOR THE FIRST QUARTER ENDED DECEMBER 31, 2008

HONOLULU, HAWAII, February 11, 2009 — Barnwell Industries, Inc., (NYSE-BRN) today reported net earnings of $424,000 ($0.05 per share — diluted) for the three months ended December 31, 2008, as compared to $3,319,000 ($0.39 per share — diluted) for the three months ended December 31, 2007.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “Net earnings for the three months ended December 31, 2008 decreased due to lower revenues as a result of lower natural gas, oil and natural gas liquids prices, lower receipts at the Company’s real estate related segments and less contract drilling work. Net earnings for the three months ended December 31, 2007 also included a deferred tax benefit of $909,000 due to reductions in Canadian Federal corporate income tax rates. There was no such benefit in this year’s quarter.

“In the quarter ended December 31, 2008, Kaupulehu Developments, Barnwell’s 77.6%-owned land development partnership, received $886,000 for the remaining portion of the eighth of ten scheduled option payments, having been paid, ahead of time, in June of 2008, $1,770,000 relating to the development rights within Hualalai Resort at Kaupulehu in the North Kona district on the island of Hawaii. No percentage of sales payments relating to an adjacent project were received in the quarter ended December 31, 2008. In the quarter ended December 31, 2007, Kaupulehu Developments received $2,656,000 from development right options and $540,000 in percentage of sales payments. There is no assurance the remaining options will be exercised, that any of the remaining lots will be sold or that further payments will be made to Kaupulehu Developments.

“We believe the Company, with positive working capital and a cash and cash equivalents balance of $10,110,000 at December 31, 2008, is in a good position to weather the current economic crisis the world is experiencing.

“The Company is nearing completion of the first of its residential homes at Kaupulehu. Furnishings are on order for delivery in April, at which time the home should be ready for sale. The second home is scheduled for completion approximately two months behind the first home.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the year ended September 30, 2008 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)
	Quarter ended December 31,
	2008	2007
Revenues	$ 9,922,000	$ 15,660,000
Net earnings	$ 424,000	$ 3,319,000
Net earnings per share - basic	$ 0.05	$ 0.40
Net earnings per share - diluted	$ 0.05	$ 0.39
Weighted average shares and equivalent shares outstanding:
Basic	8,241,285	8,212,712
Diluted	8,380,489	8,476,595